UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 22, 2008
WELLMAN, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State of Incorporation)

1-10033 (Commission File Number)	04-1671740 (IRS Employer Identification No.)

1041 521 Corporate Center Drive
Fort Mill, South Carolina	29707
(Address of Principal Executive Offices)	(Zip Code)
(803) 835-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     The information provided pursuant to Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03.	Bankruptcy or Receivership.
     On February 22, 2008, Wellman, Inc. (“Wellman” or the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The chapter 11 cases are being jointly administered under the caption In re Wellman, Inc., et al., Case No. 08-10595 (SMB) (the “Chapter 11 Cases”). The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.
     On February 22, 2008, Wellman issued a press release announcing the filing of the Chapter 11 Cases (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.03. As stated therein, the bankruptcy filing allows Wellman to continue operating its business while continuing to pursue a sales process. There is no assurance that the Debtors will be successful in completing a sale or reorganization.
     In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of a senior secured superpriority debtor in possession credit agreement (the “DIP Credit Agreement”) among Wellman and certain of its domestic subsidiaries, as borrowers, Deutsche Bank Securities Inc., as sole lead arranger and bookrunner, Deutsche Bank Trust Company Americas, as administrative agent and collateral agent, and the lenders that from time to time become party thereto. The DIP Credit Agreement, substantially in the form attached to the motion filed with the Bankruptcy Court, provides for a first priority secured revolving credit commitment of up to $225 million. The proceeds of the loans under the DIP Credit Agreement will be used to, among other things, provide the Debtors with working capital. The DIP Credit Agreement contains certain financial covenants, other covenants and events of default.
Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     The filing of the Chapter 11 Cases described in Item 1.03 above constituted an event of default or otherwise triggered repayment obligations under a number of financial instruments and agreements relating to obligations of the Debtors. The Debtors principal financial obligations (the “Debt Documents’) are listed below. As a result of the events of default, all obligations under the Debt Documents became automatically and immediately due and payable. The Debtors believe that any efforts to enforce the payment obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court. The Debt Documents and the approximate principal amount of debt outstanding at the time of filing are as follows:
1. Approximately $125.0 million outstanding under a $225.0 million Revolving Credit Facility secured by domestic accounts receivable, domestic inventory and other related intangibles that matures on May 4, 2011. The borrowing capacity is principally based on domestic accounts receivable and inventory, less outstanding letters of credit and any liability related to the termination of certain financial instruments;
2. $185.0 million first lien secured term loan due February 10, 2009 under the First Lien Term Loan Credit Agreement, dated as of February 10, 2004, among the Company, certain lenders and issuers and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent;and
3. $265.0 million second lien secured term loan due February 10, 2010 under the Second Lien Term Loan Credit Agreement, dated as of February 10, 2004, among the Company, certain lenders and issuers and Deutsche Bank Trust Company Americas, as administrative agent and collateral agent.

Item 5.04	Temporary Suspension of Trading Under Registrants Employee Benefit Plans.
     The Company sponsors a defined contribution plan for its employees (the “Plan”). The employees can invest the Company contributions and their own contributions in one of twelve investment vehicles, including Wellman common stock. Due to the impending bankruptcy filing, the Company contacted employees on Friday February 22, 2008, and notified them that it had suspended trading of its common stock in the Plan. At 2:00 p.m. on Monday February 25, 2008, after information on the filing had been distributed to all employees, the Company permitted employees to sell any Wellman common stock held in the Plan. The Company has designated John Hulla at 1041 521 Corporate Center Drive, Fort Mill, South Carolina 29707 (phone 803-835-2158) to respond to all inquires relating to this.

Item 7.01.	Regulation FD Disclosure.
     Court filings and claims information regarding the Chapter 11 Cases are available on the Internet at www.kccllc.net/wellman. Wellman expects to begin submitting monthly operating reports to the Bankruptcy Court in April 2008, and also plans to post these monthly reports in the Investor Relations section of the Company’s web site at www.wellmaninc.com.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated February 22, 2008
Forward-Looking Statements
     Statements contained in this Current Report on Form 8-K (including the exhibit) that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, words such as “believes,” “expects,” “anticipates” and similar expressions are intended to identify forward-looking statements. These statements are made as of the date of this report based upon current expectations, and we undertake no obligation to update this information. Any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to: (i) the Company’s ability to continue as a going concern; (ii) the ability of the Company to operate pursuant to the terms of any debtor in possession credit facility; (iii) the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceeding; (iv) the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; (v) risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (vi) the ability of the Company to obtain and maintain normal terms with vendors and service providers; (vii) the Company’s ability to maintain contracts that are critical to its operations; (viii) the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; (ix) the ability of the Company to fund and execute its business plan; (x) the ability of the Company to attract, motivate and/or retain key executives and employees; and (xi) other risks and uncertainties regarding the Company and its industry identified from time to time in the Company’s reports filed with the Securities and Exchange Commission, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2006 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which can also be found on the Company’s web site at www.wellmaninc.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 28, 2008

WELLMAN, INC.
By:	/s/ David R. Styka
	Name:	David R. Styka
	Title:	Vice President, Chief Accounting Officer and Controller

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated February 22, 2008